Exhibit 99.2

PROJECT DIGNITY 2007 BUSINESSES

Financial Statement for the year ended 2006, 2005, and 2004

Report of Independent Registered Public Accounting Firm

To the Stockholders and Board of Directors of

Service Corporation International:

In our opinion, the accompanying combined balance sheets and the related combined statements of operations, owner’s equity and cash flows present fairly, in all material respects, the financial position of Project Dignity 2007 Businesses (collectively the “Businesses”) at December 31, 2006 and December 31, 2005, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2006 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Businesses’ management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As described in Note 1 to the combined financial statements, the Businesses have significant transactions and relationships with affiliated entities. Because of these relationships, it is possible that the terms of these transactions are not the same as those that would result from transactions among unrelated parties.

As described in Note 2 to the combined financial statements, the Businesses changed their method of accounting for deferred selling costs related to preneed funeral and cemetery contracts effective January 1, 2005.

Houston, Texas
December 4, 2007

PROJECT DIGNITY 2007 BUSINESSES

COMBINED STATEMENT OF OPERATIONS

	Years Ended December 31,
	2006	2005	2004
	(In thousands)
Revenues	$25,286	$23,464	$22,100
Costs and expenses	(22,455)	(19,905)	(19,096)

Gross profits	2,831	3,559	3,004
General and administrative expenses	(1,347)	(1,157)	(1,591)
Gains (losses) on dispositions of assets and impairment charges, net	153	1,569	(134)

Operating income	1,637	3,971	1,279
Other income, net	—	—	—
Interest expense	(664)	(854)	(1,202)

Income before income taxes and cumulative effect of accounting changes	973	3,117	77
Provision for income taxes	(812)	(1,461)	(164)

Income (loss) before cumulative effect of accounting changes	161	1,656	(87)
Cumulative effect of accounting changes (net of income tax benefit of $139)	—	(207)	—

Net income (loss)	$161	$1,449	$(87)

(See notes to combined financial statements)

PROJECT DIGNITY 2007 BUSINESSES

COMBINED BALANCE SHEET

	December 31,
	2006	2005
	(In thousands)
ASSETS
Current assets:
Cash	$11	$3
Receivables, net	567	765
Inventories	1,000	539
Other current assets	—	101

Total current assets	1,578	1,408
Preneed funeral receivables and trust investments	16,509	10,707
Preneed cemetery receivables and trust investments	71,273	38,898
Cemetery property, at cost	46,376	36,342
Property and equipment, at cost, net	25,318	5,397
Goodwill	16,548	11,999
Deferred charges and other assets	5,984	2,697
Cemetery perpetual care trust investments	50,054	26,189

	$233,640	$133,637

LIABILITIES & OWNER’S EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$4,436	$2,438
Current maturities of long-term debt	232	766
Income taxes	3,252	3,179

Total current liabilities	7,920	6,383
Long-term debt	1,161	100
Deferred preneed funeral revenues	5,580	4,214
Deferred preneed cemetery revenues	27,312	17,386
Deferred income taxes	10,751	805
Other liabilities	4,069	1,937
Advances from affiliates, net	28,646	15,542
Non-controlling interest in funeral and cemetery trusts	78,667	41,601
Non-controlling interest in perpetual care trusts	49,677	25,973
Commitments and contingencies (Note 9)
Owner’s equity	19,857	19,696

	$233,640	$133,637

(See notes to combined financial statements)

PROJECT DIGNITY 2007 BUSINESSES

COMBINED STATEMENT OF CASH FLOWS

	Years Ended December 31,
	2006	2005	2004
	(In thousands)
Cash flows from operating activities:
Net income (loss)	$161	$1,449	$(87)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Cumulative effect of accounting changes, net of tax	—	207	—
Depreciation and amortization	1,197	893	949
Amortization of cemetery property	400	303	480
Provision (benefit) for doubtful accounts	213	(239)	49
Benefit for deferred income taxes	(1,264)	(1,797)	(204)
(Gains) losses on dispositions of assets and impairment charges, net	(153)	(1,569)	134
Change in assets and liabilities, net of effects from acquisitions:
Decrease (increase) in receivables	115	453	(242)
Increase in other assets	(272)	(523)	(289)
(Decrease) increase in payables and other liabilities	(484)	2,760	724
Net effect of preneed funeral production and deliveries:
Increase in preneed funeral receivables and trust investments	(279)	(1,077)	(648)
Decrease in deferred preneed funeral revenue	(167)	(375)	(800)
Increase in deferred selling cost	—	—	(2)
Increase in funeral non-controlling interest	458	974	1,414
Net effect of preneed cemetery production and maturities:
Decrease in preneed cemetery receivables and trust investments	3,902	3,272	1,531
(Decrease) increase in deferred preneed cemetery revenue	(2,142)	670	499
Increase in deferred selling cost	—	—	(418)
Increase (decrease) in cemetery non-controlling interest	222	(2,912)	(52)

Net cash provided by operating activities	1,907	2,489	3,038
Cash flows from investing activities:
Capital expenditures	(796)	(868)	(842)
Acquisitions, net of cash acquired	(13,675)	—	—
Proceeds from sales of property and equipment	474	1,519	1,501

Net cash (used in) provided by investing activities	(13,997)	651	659
Cash flows from financing activities:
Payments of debt	(750)	—	(21)
Principal payments on capital leases	(184)	(15)	(14)
Advances from (to) affiliates	13,026	(3,162)	(3,623)
Bank overdrafts and other	6	37	(48)

Net cash provided by (used in) financing activities	12,098	(3,140)	(3,706)

Net increase (decrease) in cash	8	—	(9)
Cash at beginning of period	3	3	12

Cash at end of period	$11	$3	$3

(See notes to combined financial statements)

PROJECT DIGNITY 2007 BUSINESSES

COMBINED STATEMENT OF OWNER’S EQUITY

Owner’s Equity
(In thousands)
Balance at December 31, 2003	$18,334
Net (loss)	(87)

Balance at December 31, 2004	$18,247
Net income	1,449

Balance at December 31, 2005	$19,696
Net income	161

Balance at December 31, 2006	$19,857

(See notes to combined financial statements)

PROJECT DIGNITY 2007 BUSINESSES

NOTES TO COMBINED FINANCIAL STATEMENTS

1. Nature of Operations and Summary of Significant Accounting Policies

Nature of Operations and Basis of Presentation

The accompanying financial statements present the combined financial position, results of operations, changes in owner’s equity, and cash flows of certain businesses of Service Corporation International (“SCI”). These financial statements include the accounts of 30 funeral homes and 46 cemeteries (collectively, the “Businesses”) being purchased by StoneMor Operating LLC as outlined in a Letter of Intent dated October 4, 2007 and referred to as Project Dignity 2007.

The combined financial statements of the Businesses contained herein reflect the financial position at December 31, 2006 and 2005 for funeral homes and cemeteries wholly-owned by SCI on those dates, and the results of operations, changes in equity, and cash flows for the Businesses for the years ended December 31, 2006, 2005, and 2004. On November 28, 2006 SCI acquired Alderwoods Group, Inc (“Alderwoods”) and certain of the funeral homes and cemeteries were, prior to that date, wholly-owned operations of Alderwoods. All other funeral homes and cemeteries were acquired by SCI prior to the earliest year presented.

The Businesses’ funeral service and cemetery operations consist of funeral service locations, cemeteries, crematoria, and related businesses. Funeral service locations provide all professional services relating to funerals and cremations, including the use of funeral facilities and motor vehicles and preparation and embalming services. Funeral-related merchandise, including caskets, burial vaults, cremation receptacles, flowers, and other ancillary products and services, is sold at funeral service locations. Cemeteries provide cemetery property interment rights, including mausoleum spaces, lots, and lawn crypts, and sell cemetery-related merchandise and services, including stone and bronze memorials, markers, casket and cremation memorialization products, merchandise installations, and burial openings and closings. The Businesses also sell preneed funeral and cemetery products and services whereby a customer contractually agrees to the terms of certain products and services to be provided in the future.

All significant inter-entity balances and transactions between the Businesses have been eliminated in the combined financial statements.

The preparation of these financial statements include the use of “carve out” accounting procedures wherein certain assets, liabilities and expenses historically recorded or incurred by SCI at the Parent level, which relate to or were incurred on behalf of the Businesses, have been identified and allocated as appropriate to properly reflect the stand-alone financial results of the Businesses, in accordance with accounting principles generally accepted in the United States of America. In this context, no direct owner relationship existed among the various locations comprising the Businesses as described above. Accordingly, SCI’s net investment in the Businesses is shown as Owner’s equity in these combined financial statements.

In the ordinary course of business, SCI provided various services to the Businesses, including accounting, treasury, tax, legal, human resources, public affairs, the use of centralized facilities and assets owned by SCI, and executive oversight. The costs of performing these services have been allocated to these Businesses based on the Businesses’ total revenue as a percent of SCI’s total revenue. Both SCI and the Businesses consider these cost allocations to be reasonable reflections of the cost of services provided. Charges for these services included in Costs and expenses totaled $1.8 million, $1.6 million, and $1.0 million for the years ended December 31, 2006, 2005, and 2004, respectively. Charges for these services included in General and administrative expenses totaled $1.3 million, $1.2 million, and $1.6 million for the years ended December 31, 2006, 2005, and 2004, respectively. Additionally, included in Interest expense is $0.6 million, $0.8 million, and $1.2 million of interest costs on the intercompany advances due to SCI for the years ended December 31, 2006, 2005, and 2004, respectively. This interest expense is charged to the Businesses from SCI at a rate of 4.5% of the average balances in Advances from affiliates, net. On a pro-forma basis at a current market rate of 7.3%, interest expense would have been approximately $1.6 million for 2006.

Throughout the periods covered by the combined financial statements, SCI provided cash management services to the Businesses through centralized treasury systems such that cash was either advanced or drawn from SCI with a corresponding decrease or increase to Advance from affiliates, net. As a result, all charges and cost allocations to the Businesses covered by such centralized treasury systems were deemed to have been paid by the Businesses to SCI, in cash, during the period in which the related costs were recorded in the combined financial statements. Increases or decreases in Advances from affiliates, net are classified as financing activities in the combined statement of cash flows.

All of the allocations and estimates in these combined financial statements are based on assumptions that management believes are reasonable under the circumstances. However, these allocations and estimates are not necessarily indicative of the costs and expenses that would have resulted had the Businesses been operated as a stand-alone, independent entity.

Use of Estimates in the Preparation of Financial Statements

The preparation of the combined financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that may affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of expenses during the reporting period. As a result, actual results could differ from these estimates.

Cemetery Operations

Revenue associated with sales of cemetery merchandise and services is recognized when the service is performed or merchandise is delivered. The Businesses’ cemetery trade receivables consist of amounts due for services already performed and merchandise already delivered. An allowance for doubtful accounts has been provided based on historical experience. Revenue associated with sales of preneed cemetery interment rights is recognized in accordance with the retail land sales provisions of SFAS No. 66, “Accounting for the Sales of Real Estate” (SFAS 66). Under SFAS 66, revenue from constructed cemetery property is not recognized until 10% of the sales price has been collected. Revenue related to the preneed sale of unconstructed cemetery property is deferred until it is constructed and 10% of the sales price is collected. Revenue associated with sales of preneed merchandise and services is not recognized until the merchandise is delivered or the services are performed. Allowances for customer cancellations for preneed cemetery contracts are based upon historical experience. For personalized marker merchandise, with the customer’s direction generally obtained at the time of sale, the Businesses can choose to order, store, and transfer title to the customer. Upon the earlier of vendor storage of these items or delivery in the cemetery, the Businesses recognize the associated revenues and record the cost of sale. For services and non-personalized merchandise (such as vaults), the Businesses defer the revenues until the services are performed and the merchandise is delivered. Sales taxes collected are recognized on a net basis.

Pursuant to state law, all or a portion of the proceeds from cemetery merchandise or services sold on a preneed basis may be required to be paid into trust funds. The Businesses defer investment earnings related to these merchandise and services trusts until the associated merchandise is delivered or services are performed. The Businesses recognize unrealized gains and losses on their trust funds’ investments, which are completely offset by the portion of the unrealized gains and losses attributable to non-controlling interest in the trusts, in Other comprehensive income. Realized gains and losses on disposition of trust investments and trust expenses and the offsetting interest expense related to the non-controlling interest in the trusts are recorded in Other income, net.

A portion of the proceeds from the sale of cemetery property interment rights is required by state law to be paid into perpetual care trust funds. Investment earnings from these trusts are distributed to the Businesses regularly, are recognized in current cemetery revenues and are intended to defray cemetery maintenance costs, which are expensed as incurred. The principal amount of such perpetual care trust funds generally cannot be withdrawn.

Costs related to the sale of property interment rights include the property and construction costs specifically identified by project. Upon completion of the project, construction costs are charged to expense in the same period revenue is recognized. Costs related to sales of merchandise and services are charged to expense when merchandise is delivered and when services are performed. See Note 4 to these combined financial statements regarding preneed cemetery activities.

Funeral Operations

Revenue is recognized when the funeral services are performed and funeral merchandise is delivered. The Businesses’ trade receivables consist of amounts due for services already performed and merchandise delivered. An allowance for doubtful accounts is provided based on historical experience. The Businesses sell price guaranteed preneed funeral contracts through various programs providing for future funeral services at prices prevailing when the agreements are signed. Revenues associated with sales of preneed funeral contracts are deferred until such time that the funeral services are performed. Allowances for customer cancellations are based upon historical experience. Sales taxes collected are recognized on a net basis.

Pursuant to state law, all or a portion of the proceeds from funeral merchandise or services sold on a preneed basis may be required to be paid into trust funds. The Businesses defer investment earnings related to these merchandise and services trusts until the associated merchandise are delivered or services are performed. The Businesses recognize unrealized gains and losses on their trust funds’ investments, which are completely offset by the portion of the unrealized gains and losses attributable to non-controlling interest in the trusts, in Other comprehensive income. Realized gains and losses on disposition of trust investments and trust expenses and the offsetting interest expense related to the non-controlling interest in the trusts are recorded in Other income, net. Costs related to sales of merchandise and services are charged to expense when merchandise is delivered and services performed. See Note 3 to these combined financial statements regarding preneed funeral activities.

Accounts Receivables and Allowance for Doubtful Accounts

The Businesses’ trade receivables primarily consist of amounts due for funeral services already performed. The Businesses provide various allowances and/or cancellation reserves for their funeral and cemetery preneed and atneed receivables as well as for their preneed funeral and preneed cemetery deferred revenues. These allowances are based on an analysis of historical trends and include, where applicable, collection and cancellation activity. Atneed funeral and cemetery receivables are considered past due after 30 days. Collections are managed by the Businesses until a receivable is 180 days delinquent at which time it is written off and sent to a collection agency. These estimates are impacted by a number of factors, including changes in economy, relocation, and demographic or competitive changes in the Businesses’ areas of operation.

Inventories and Cemetery Property

Funeral and cemetery merchandise are stated at the lower of average cost or market. Cemetery property is recorded at cost. Inventory costs and cemetery property are primarily relieved using specific identification in performance of a contract.

Property and Equipment, Net

Property and equipment are recorded at cost. Maintenance and repairs are charged to expense whereas renewals and major replacements that extend the assets useful lives are capitalized. Depreciation is recognized ratably over the estimated useful lives of the various classes of assets. Buildings and improvements are depreciated over a period ranging from seven to forty years, equipment is depreciated over a period from three to eight years and leasehold improvements are depreciated over the shorter of the lease term or ten years. Depreciation expense related to property and equipment was $0.9 million, $0.6 million and $0.6 million for the years ended December 31, 2006, 2005, and 2004, respectively. Depreciation expense for the year ended December 31, 2006 includes $0.2 million expense related to capital leases on certain transportation assets that were classified as operating leases in prior years. When property is sold or retired, the cost and related accumulated depreciation are removed from the combined balance sheet; resulting gains and losses are included in the combined statement of operations in the period of sale or disposal.

Covenants not to Compete

Covenants not to compete are recorded under Deferred Charges and Other Assets on the combined balances sheets, representing amounts capitalized for non-competition agreements with certain key management personnel of acquired operations. Amortization of such prepaid covenants not to compete is recorded ratably over the terms of the relevant agreements, typically ten years.

Impairment or Disposal of Long-Lived Assets

The Businesses review their long-lived assets for impairment when changes in circumstances indicate that the carrying amount of the asset may not be recoverable, in accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (SFAS 144). SFAS 144 requires that long-lived assets to be held and used are reported at the lower of their carrying amount or fair value. Assets to be disposed of and assets not expected to provide any future service potential are recorded at the lower of their carrying amount or fair value less estimated cost to sell.

Long-term debt

In 2006, the Businesses paid $0.8 million upon the maturity of a debenture issued in connection with SCI’s original acquisition of certain of the Businesses’ locations. As of December 31, 2006, all long-term debt consists of capital lease arrangements. Interest paid on long-term debt was $45 thousand, $42 thousand, and $49 thousand for the years ended December 31, 2006, 2005, and 2004, respectively.

No debt or interest expense has been allocated to the Businesses from SCI. As a result, the Businesses’ Combined Statement of Operations may not necessarily be indicative of the results of operations that would have existed had the Businesses operated as a separate, independent company.

Leases

The Businesses have lease arrangements primarily related to funeral service locations and transportation equipment which were primarily classified as capital leases at December 31, 2006. Lease terms related to funeral home properties generally range from one to 35 years with options to renew at varying terms. Lease terms related to transportation equipment generally range from one to five years with options to renew at varying terms. The Businesses calculate operating lease expense ratably over the lease term. The Businesses consider reasonably assured renewal options and fixed escalation provisions in their calculation of operating lease expense. For more information related to leases, see Note 9 to these combined financial statements.

Goodwill

The Businesses test for impairment of goodwill using a two-step approach as prescribed in SFAS 142 “Goodwill and Other Intangible Assets”. The first step of the goodwill impairment test compares the fair value of the Businesses to their carrying amount, including goodwill. The Businesses do not record an impairment of goodwill in instances where the fair value exceeds its carrying amount. If fair value is less than the carrying amount, the Businesses compare the implied fair value of goodwill (as defined in SFAS 142) to the carrying amount of goodwill. If the carrying amount of goodwill exceeds the implied fair value of that goodwill, an impairment loss is recognized in an amount equal to that excess. The relative fair market value of the Businesses was determined using a calculation based on multiples of revenue and multiples of EBITDA (earnings before interest, taxes, depreciation and amortization). Based on the impairment tests performed, the Businesses concluded that there was no impairment of goodwill at December 31, 2006 or 2005.

Intangible Assets

The Businesses’ intangible assets consist of funeral and cemetery preneed deferred revenue assets resulting from the acquisition of Alderwoods. The assets are relieved using specific identification in performance of a contract.

Income Taxes

Income taxes are computed using the liability method. Deferred taxes are provided on all temporary differences between the financial bases and the tax bases of assets and liabilities. The Businesses record a valuation allowance to reduce their deferred tax assets when uncertainty regarding their realization exists. Income taxes have been calculated as if the Businesses filed a separate return for the years ended December 31, 2006, 2005, and 2004. For more information related to income taxes, see Note 8 to the combined financial statements.

2. Recent Accounting Pronouncements and Accounting Changes

In September 2006, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 157, “Fair Value Measurements” (SFAS 157), which defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles, and expands disclosures about fair value measurements. The provisions of SFAS 157 are effective January 1, 2008 for the Businesses. The Businesses are currently evaluating the impact of adopting SFAS 157 on their combined financial statements.

In July 2006, FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes — an Interpretation of FASB Statement No. 109 (FIN 48) was issued, which clarifies the accounting for uncertain income tax positions recognized in an enterprise’s financial statements in accordance with SFAS 109. This interpretation requires companies to use a prescribed model for assessing the financial statement recognition and measurement of all tax positions taken or expected to be taken in its tax returns. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. The provisions of FIN 48 are effective for the Businesses on January 1, 2007, with the cumulative effect of the change in accounting principle, if any, recorded as an adjustment to opening retained earnings (or as an adjustment to goodwill, in the case of uncertain tax positions acquired in the recent Alderwoods merger). The Businesses adopted FIN 48 in 2007 with a cumulative effect of the change in accounting principle of $1.1 million recorded as an adjustment to goodwill.

Effective January 1, 2005, the Businesses changed their method of accounting for direct selling costs related to the acquisition of preneed funeral and preneed cemetery contracts. Prior to this change, the Businesses capitalized these direct selling costs and amortized them in proportion to the revenue recognized. Under the new method of accounting, the Businesses expense direct selling costs as incurred. The Businesses believes the new method is preferable because it better reflects the economics of their business. The Businesses recorded a cumulative effect charge of $0.2 million, net of tax of $0.1 million. Pro forma net loss for the year ended December 31, 2004, reflecting the new policy to expense selling costs as incurred, would have been $0.5 million.

3. Preneed Funeral Activities

Preneed Funeral Receivables and Trust Investments

Preneed funeral receivables and trust investments, net of allowance for cancellation, represent trust investments, including investment earnings and customer receivables related to unperformed, price-guaranteed preneed funeral contracts. When the Businesses, as the primary beneficiary, receive payments from the customer, the Businesses deposit the amount required by law into the trust and reclassify the corresponding amount from Deferred preneed funeral revenues into Non-controlling interest in funeral and cemetery trusts. Amounts are withdrawn from the trusts after the contract is performed. The Businesses, as allocated from SCI’s deposits and withdrawals based on the gross fair value of the Businesses’ portion of trust investments compared to the total trust investments, deposited $0.8 million and $0.6 million into and withdrew $1.2 million and $0.8 million from trusts during the years ended December 31, 2006 and 2005, respectively. Cash flows from preneed funeral contracts are presented as operating cash flows in the combined statement of cash flows.

The components of Preneed funeral receivables and trust investments in the combined balance sheet at December 31 are as follows:

	2006	2005
	(In thousands)
Trust investments, at market	$14,481	$9,047
Receivables from customers	2,255	1,751

	16,736	10,798
Allowance for cancellation	(227)	(91)

Preneed funeral receivables and trust investments	$16,509	$10,707

An allowance for contract cancellation is estimated based on historical experience. Upon cancellation of a trust funded preneed funeral contract, a customer is generally entitled to receive a refund of the funds held in trust. In many jurisdictions, the Businesses may be obligated to fund any shortfall if the amounts deposited by the customer exceed the funds in trust including investment returns. Therefore, when realized or unrealized losses of a trust result in preneed funeral contracts being insufficient to meet contingent customer withdrawals, the Businesses assess such contracts to determine whether a loss provision should be recorded. No such loss provisions were required to be recognized as of December 31, 2006 or 2005.

Preneed funeral receivables and trust investments are reduced by the trust investment earnings (realized and unrealized) that the Businesses have been allowed to withdraw in certain states prior to maturity. These earnings are recorded in Deferred preneed funeral revenues until the service is performed or the merchandise is delivered.

The cost and market values associated with funeral trust investments at December 31, 2006 and 2005 are detailed below and are allocated from SCI’s combined cost and market values based on the gross fair market value of the Businesses’ portion of trust investments compared to the total trust investments. Cost reflects the investment (net of redemptions) of contract holders in common trust funds, mutual funds and private equity investments. Fair market value represents the value of the underlying securities or cash held by the common trust funds, mutual funds at published values and the estimated market value of private equity investments (including debt as well as the estimated fair value related to the contract holders’ equity in majority-owned real estate investments). The fair market value of funeral trust investments was based primarily on quoted market prices at December 31, 2006 and 2005. The Businesses assess their trust investments for other-than-temporary declines in fair value, as defined in SFAS 115, “Accounting for Certain Investments in Debt and Equity Securities”, on a quarterly basis. Any impairment charges taken as a result of other-than-temporary declines in fair value are recognized as investment losses and offset by interest income related to non-controlling interest in funeral trust investments in Other income, net in the combined Statements of Operations. As a result of the Businesses’ most recent reviews at December 31, 2006 and 2005, no adjustments to cost for the unrealized losses related to certain private equity and other investments were required. See Note 6 to these combined financial statements for further information related to non-controlling interest in funeral trust investments.

	December 31, 2006
	Cost	Unrealized Gains	Unrealized Losses	Fair Market Value
	(In thousands)
Cash and cash equivalents	$2,472	$—	$—	$2,472
Fixed income securities:
U.S. Treasury	759	17	(3)	773
Foreign government	911	6	(5)	912
Corporate	51	1	—	52
Mortgage-backed	46	1	—	47
Insurance-backed	2,139	—	—	2,139
Equity securities:
Preferred stock	7	—	—	7
Common stock	3,452	236	(28)	3,660
Mutual funds:
Equity	1,304	135	(6)	1,433
Fixed income	2,230	90	(24)	2,296
Private equity and other	684	14	(8)	690

Trust investments	$14,055	$500	$(74)	$14,481

Market value as of a percentage of cost				103%

	December 31, 2005
	Cost	Unrealized Gains	Unrealized Losses	Fair Market Value
	(In thousands)
Cash and cash equivalents	$532	$—	$—	$532
Fixed income securities:
U.S. Treasury	805	23	(9)	819
Foreign government	707	4	(5)	706
Corporate	67	2	(1)	68
Mortgage-backed	777	29	(11)	795
Insurance-backed	1,796	—	—	1,796
Asset-backed and other	8	—	—	8
Equity securities:
Common stock	2,585	119	(36)	2,668
Mutual funds:
Equity	597	89	(7)	679
Fixed income	717	13	(11)	719
Private equity and other	294	6	(43)	257

Trust investments	$8,885	$285	$(123)	$9,047

Market value as of a percentage of cost				102%

Maturity dates of the fixed income securities range from 2007 to 2038. Maturities of fixed income securities at December 31, 2006 are estimated as follows:

Market
(In thousands)
Due in one year or less	$1,322
Due in one to five years	647
Due in five to ten years	952
Thereafter	1,002

$3,923

The Businesses have determined that unrealized losses in the funeral trust investments at both December 31, 2006 and 2005 are considered temporary in nature, as the unrealized losses were due to temporary fluctuations in interest rates and equity prices. The Businesses believe that none of the securities are other than temporarily impaired based on an analysis of the investments as well as their discussions with trustees, money managers and consultants. The Businesses’ funeral trust investment unrealized losses, their durations and the fair market value as of December 31, 2006, are shown in the following table.

	Less Than 12 Months		Greater Than 12 Months		Total
	Fair Market Value	Unrealized Losses	Fair Market Value	Unrealized Losses	Fair Market Value	Unrealized Losses
	(In thousands)
Fixed income securities:
U.S. Treasury	$—	$—	$90	$(3)	$90	$(3)
Foreign government	10	(3)	200	(2)	210	(5)
Equity securities:
Common stock	52	(1)	692	(27)	744	(28)
Mutual funds:
Equity	154	(1)	113	(5)	267	(6)
Fixed income	195	(2)	807	(22)	1,002	(24)
Private equity and other	69	(1)	376	(7)	445	(8)

Total temporarily impaired securities	$480	$(8)	$2,278	$(66)	$2,758	$(74)

During the year ended December 31, 2006, purchases and sales of available-for-sale securities included in trust investments, as allocated from SCI’s purchases and sales based on the gross fair value of the Businesses’ portion of trust investments compared to the total trust investments, were $6.8 million and $9.1 million, respectively. These sale transactions resulted in $0.9 million and $0.4 million of realized gains and realized losses, respectively, for the year ended December 31, 2006. During the year ended December 31, 2005, purchases and sales of available-for-sale securities included in trust investments, as allocated from SCI’s purchases and sales based on the gross fair value of the Businesses’ portion of trust investments compared to the total trust investments, were $7.2 million and $9.0 million, respectively. These sale transactions resulted in $0.5 million and $0.2 million of realized gains and realized losses, respectively, for the year ended December 31, 2005. The Businesses use the first in, first out (FIFO) method to determine the cost of funeral trust available-for-sale securities sold during the period.

Earnings from all trust investments are recognized in current funeral revenues when the service is performed, merchandise is delivered, or upon cancellation of the amount the Businesses are entitled to retain. Recognized earnings (realized and unrealized) related to these trust investments were $0.1 million for each of the years ended December 31, 2006, 2005, and 2004.

Deferred Preneed Funeral Revenues

At December 31, 2006 and 2005, Deferred preneed funeral revenues, net of allowance for cancellation, represent future funeral service revenues, including distributed trust investment earnings associated with unperformed trust funded preneed funeral contracts that are not held in trust accounts. Deferred preneed funeral revenues are recognized in current funeral revenues when the service is performed or merchandise is delivered. Future funeral service revenues and net trust investment earnings that are held in trust accounts are included in Non-controlling interest in funeral and cemetery trusts.

Insurance-Funded Preneed Funeral Contracts

Not included in the combined balance sheet are insurance-funded preneed funeral contracts that will be funded by life insurance or annuity contracts issued by third party insurers. Prior to the adoption of FIN 46R on March 31, 2004, the net amount of these contracts was included in Preneed funeral receivables and trust investments with a corresponding liability in Deferred preneed funeral revenues. The proceeds of the life insurance policies or annuity contracts will be reflected in funeral revenues as these funerals are performed by the Businesses.

4. Preneed Cemetery Activities

Preneed Cemetery Receivables and Trust Investments

Preneed cemetery receivables and trust investments, net of allowance for cancellation, represent trust investments, including investment earnings, and customer receivables, net of unearned finance charges, for contracts sold in advance of when the property interment rights, merchandise or services are needed. When the Businesses, as the primary beneficiary, receive payments from the customer, the Businesses deposit the amount required by law into the trust, remove the corresponding amount from Deferred preneed cemetery revenues, and record the amount into Non-controlling interest in funeral and cemetery trusts. Amounts are withdrawn from the trusts when the contract is performed. The Businesses, as allocated from SCI’s deposits and withdrawals based on the gross fair value of the Businesses’ portion of trust investments compared to the total trust investments, deposited $5.7 million and $3.8 million into and withdrew $4.3 million and $4.3 million from the trusts during the years ended December 31, 2006 and 2005, respectively. Cash flows from preneed cemetery contracts are presented as operating cash flows in our consolidated statement of cash flows.

The components of Preneed cemetery receivables and trust investments in the combined balance sheet at December 31, 2006 and 2005 are as follows:

	December 31, 2006	December 31, 2005
	(In thousands)
Trust investments, at market	$64,916	$32,894
Receivables from customers	9,151	7,678
Unearned finance charges	(1,020)	(1,082)

	73,047	39,490
Allowance for cancellation	(1,774)	(592)

Preneed cemetery receivables and trust investments	$71,273	$38,898

The cost and market values associated with the cemetery merchandise and service trust investments at December 31, 2006 and 2005 are detailed below and are allocated from SCI’s combined cost and market values based on the gross fair market value of the Businesses’ portion of trust investments compared to the total trust investments. Cost reflects the investment (net of redemptions) of contract holders in common trust funds, mutual funds and private equity investments. Fair market value represents the value of the underlying securities or cash held by the common trust funds, mutual funds at published values and the estimated market value of private equity investments (including debt as well as the estimated fair value related to the contract holders’ equity in majority-owned real estate alternative investments). The fair market value of cemetery trust investments was based primarily on quoted market prices at December 31, 2006 and 2005. The Businesses assess their trust investments for other-than-temporary declines in fair value, as defined in SFAS 115, “Accounting for Certain Investments in Debt and Equity Securities,” on a quarterly basis. Any impairment charges taken as a result of other-than-temporary declines in fair value are recognized as investment losses and offset by interest income related to non-controlling interest in cemetery trust investments in Other income, net in the combined Statement of Operations. As a result of the Businesses’ most recent reviews at December 31, 2006 and 2005, no adjustments to cost for the unrealized losses related to certain private equity and other investments were required. See Note 6 to the combined financial statements for further information related to non-controlling interest in cemetery trust investments.

	December 31, 2006
	Cost	Unrealized Gains	Unrealized Losses	Fair Market Value
	(In thousands)
Cash and cash equivalents	$12,562	$—	$—	$12,562
Fixed income securities:
U.S. Treasury	3,004	204	(104)	3,104
Foreign government	1,225	36	(1)	1,260
Corporate	254	19	(2)	271
Equity securities:
Preferred stock	100	8	(1)	107
Common stock	14,597	1,300	(85)	15,812
Mutual funds:
Equity	10,134	1,377	(35)	11,476
Fixed income	18,218	1,031	(148)	19,101
Private equity and other	1,401	24	(202)	1,223

Trust investments	$61,495	$3,999	$(578)	$64,916

Market value as a percentage of cost				106%

	December 31, 2005
	Cost	Unrealized Gains	Unrealized Losses	Fair Market Value
	(In thousands)
Cash and cash equivalents	$2,994	$—	$—	$2,994
Fixed income securities:
U.S. Treasury	4,060	232	(34)	4,258
Foreign government	718	30	(1)	747
Corporate	441	26	(4)	463
Mortgage-backed	5,798	335	(51)	6,082
Asset-backed and other	78	5	(1)	82
Equity securities:
Common stock	9,584	657	(85)	10,156
Mutual funds:
Equity	4,479	741	(28)	5,192
Fixed income	2,206	67	(34)	2,239
Private equity and other	794	—	(113)	681

Trust investments	$31,152	$2,093	$(351)	32,894

Market value as a percentage of cost				106%

Maturity dates of the fixed income securities range from 2007 to 2038. Maturities of fixed income securities at December 31, 2006 are estimated as follows:

Market
(In thousands)
Due in one year or less	$900
Due in one to five years	1,150
Due in five to ten years	1,637
Thereafter	948

$4,635

The Businesses have determined that unrealized losses in the cemetery trust investments at December 31, 2006 and 2005 are considered temporary in nature, as the unrealized losses were due to temporary fluctuations in interest rates and equity prices. The Businesses believe that none of the securities are other than temporarily impaired based on an analysis of the investments as well as discussions with trustees, money managers, and consultants. The Businesses’ cemetery trust investment unrealized losses, their durations, and their fair market value as of December 31, 2006, are shown in the following table.

	Less Than 12 Months		Greater Than 12 Months		Total
	Fair Market Value	Unrealized Losses	Fair Market Value	Unrealized Losses	Fair Market Value	Unrealized Losses
	(In thousands)
Fixed income securities:
U.S. Treasury	$—	$—	$777	$(104)	$777	$(104)
Foreign government	—	—	268	(1)	268	(1)
Corporate	—	—	68	(2)	68	(2)
Equity securities:
Preferred stock	—	—	26	(1)	26	(1)
Common stock	—	—	3,720	(85)	3,720	(85)
Mutual funds:
Equity	850	(3)	1,085	(32)	1,935	(35)
Fixed income	2,136	(22)	5,271	(126)	7,407	(148)
Private equity and other	—	—	1,132	(202)	1,132	(202)

Total temporarily impaired securities	$2,986	$(25)	$12,347	$(553)	$15,333	$(578)

During the year ended December 31, 2006, purchases and sales of available-for-sale securities included in trust investments, as allocated from SCI’s purchases and sales based on the gross fair value of the Businesses’ portion of trust investments compared to the total trust investments, were $37.6 million and $48.1 million, respectively. These sale transactions resulted in $4.9 million and $2.3 million of realized gains and realized losses, respectively, for the year ended December 31, 2006. During the year ended December 31, 2005, purchases and sales of available-for-sale securities included in trust investments, as allocated from SCI’s purchases and sales based on the gross fair value of the Businesses’ portion of trust investments compared to the total trust investments, were $30.7 million and $33.5 million, respectively. These sale transactions resulted in $2.3 million and $0.7 million of realized gains and realized losses, respectively for year ended December 31, 2005. The Businesses use the FIFO method to determine the cost of cemetery trust available-for-sale securities sold during the period.

Earnings from all trust investments are recognized in current cemetery revenues when the service is performed or the merchandise is delivered or upon cancellation of the amount the Businesses are entitled to retain. Recognized earnings (realized and unrealized) related to these trust investments were $0.5 million, $0.5 million, and $0.4 million for the years ended December 31, 2006, 2005, and 2004, respectively.

Deferred Preneed Cemetery Revenues

At December 31, 2006 and 2005, Deferred preneed cemetery revenues, net of allowance for cancellation, represent future cemetery revenues, including distributed trust investment earnings associated with unperformed trust funded preneed cemetery contracts that are not held in trust accounts. Deferred preneed cemetery revenues are recognized in current cemetery revenues when the service is performed or merchandise delivered. Future cemetery revenues and net trust investment earnings that are held in trust accounts are included in Non-controlling interest in funeral and cemetery trusts.

5. Cemetery Perpetual Care Trusts

The Businesses are required by state law to pay into perpetual care trusts a portion of the proceeds from the sale of cemetery property interment rights. As the primary beneficiary of the trusts, the Businesses consolidate the perpetual care trust investments with a corresponding amount recorded as Non-controlling interest in perpetual care trusts. The Businesses, as allocated from SCI’s deposits and withdrawals based on the gross fair value of the Businesses’ portion of trust investments compared to the total trust investments, deposited $1.2 million and $0.8 million into trusts and withdrew $2.3 million and $1.1 million from trusts during the years ended December 31, 2006 and 2005, respectively. Cash flows from cemetery perpetual care contracts are presented as operating cash flows in our consolidated statement of cash flows.

The cost and market values associated with trust investments held in perpetual care trusts at December 31, 2006 and 2005 are detailed below and are allocated from SCI’s combined cost and market values based on the gross fair market value of the Businesses’ portion of trust investments compared to the total trust investments. Cost reflects the investment (net of redemptions) of control holders in common trust funds, mutual funds and private equity investments. Fair market value represents the value of the underlying securities or cash held by the common trust funds, mutual funds at published values and the estimated market value of private equity investments (including debt as well as the estimated fair value related to the contract holders’ equity in majority-owned real estate investments). The fair market value of perpetual care trusts was based primarily on quoted market prices at December 31, 2006 or 2005. The Businesses assess their trust investments for other-than-temporary declines in fair value, as defined in SFAS 115, “Accounting for Certain Investments in Debt and Equity Securities”, on a quarterly basis. Any impairment charges taken as a result of other-than-temporary declines in fair value are recognized as investment losses and offset by interest income related to non-controlling interest in perpetual care trust investments in Other income, net in the combined Statements of Operations. As a result of the Businesses’ most recent reviews at December 31, 2006 and 2005, no adjustments to cost for the unrealized losses related to certain private equity and other investments were required. See Note 6 to the combined financial statements for further information related to non-controlling interest in perpetual care trust investments.

	December 31, 2006
	Cost	Unrealized Gains	Unrealized Losses	Fair Market Value
	(In thousands)
Cash and cash equivalents	$8,839	$—	$—	$8,839
Fixed income securities:
U.S. Treasury	610	35	(6)	639
Foreign government	1,517	50	(5)	1,562
Corporate	1,271	66	(1)	1,336
Mortgage-backed	34	—	—	34
Equity securities:
Preferred stock	419	29	—	448
Common stock	4,590	465	(6)	5,049
Mutual funds:
Equity	3,247	268	(11)	3,504
Fixed income	25,406	1,270	(76)	26,600
Private equity and other	1,951	129	(37)	2,043

Perpetual care trust investments	$47,884	$2,312	$(142)	$50,054

Market value as a percentage of cost				105%

	December 31, 2005
	Cost	Unrealized Gains	Unrealized Losses	Fair Market Value
	(In thousands)
Cash and cash equivalents	$1,707	$—	$—	$1,707
Fixed income securities:
U.S. Treasury	2,360	73	(3)	2,430
Foreign government	1,214	51	(2)	1,263
Corporate	2,679	64	(3)	2,740
Mortgage-backed	4,398	105	(5)	4,498
Asset-backed and other	1,009	24	(1)	1,032
Equity securities:
Preferred stock	480	47	(2)	525
Common stock	3,371	149	(8)	3,512
Mutual funds:
Equity	1,616	88	(8)	1,696
Fixed income	5,396	105	(38)	5,463
Private equity and other	1,161	203	(41)	1,323

Perpetual care trust investments	$25,391	$909	$(111)	$26,189

Market value as a percentage of cost				103%

The Businesses have determined that unrealized losses in the perpetual care trust investments are considered temporary in nature, as the unrealized losses were due to temporary fluctuations in interest rates and equity prices. The Businesses believe that none of the securities are other than temporarily impaired based on an analysis of the investments as well as discussions with trustees, money managers, and consultants. The Businesses’ perpetual care trust investment unrealized losses, their durations, and fair market values as of December 31, 2006, are shown in the following table.

	Less Than 12 Months		Greater Than 12 Months		Total
	Fair Market Value	Unrealized Losses	Fair Market Value	Unrealized Losses	Fair Market Value	Unrealized Losses
	(In thousands)
Fixed income securities:
U.S. Treasury	$—	$—	$285	$(6)	$285	$(6)
Foreign government	250	(2)	345	(3)	595	(5)
Corporate	—	—	60	(1)	60	(1)
Equity securities:
Common stock	—	—	23	(6)	23	(6)
Mutual funds:
Equity	—	—	129	(11)	129	(11)
Fixed income	4,309	(20)	1,764	(56)	6,073	(76)
Private equity and other	233	(3)	709	(34)	942	(37)

Total temporarily impaired securities	$4,792	$(25)	$3,315	$(117)	$8,107	$(142)

Maturity dates of the fixed income securities range from 2007 to 2038. Maturities of fixed income securities at December 31, 2006 are estimated as follows:

Market
(In thousands)
Due in one year or less	$971
Due in one to five years	1,111
Due in five to ten years	655
Thereafter	834

$3,571

During the year ended December 31, 2006, purchases and sales of available-for-sale securities in the perpetual care trusts, as allocated from SCI’s purchases and sales based on the gross fair value of the Businesses’ portion of trust investments compared to the total trust investments, were $48.4 million and $58.1 million, respectively. These sale transactions resulted in $2.2 million and $1.4 million of realized gains and realized losses, respectively. During the year ended December 31, 2005, purchases and sales of available-for-sale securities in the perpetual care trusts, as allocated from SCI’s purchases and sales based on the gross fair value of the Businesses’ portion of trust investments compared to the total trust investments, were $34.4 million and $36.3 million, respectively. These sales transactions resulted in $0.7 million and $0.4 million of realized gains and realized losses, respectively.

Distributable earnings from these perpetual care trust investments are recognized in current cemetery revenues to the extent of qualifying cemetery maintenance costs. Recognized earnings related to these perpetual care trust investments were $1.3 million, $1.0 million, and $1.1 million for the years ended December 31, 2006, 2005, and 2004, respectively.

6. Non-Controlling Interest in Funeral and Cemetery Trusts and in Perpetual Care Trusts

Non-Controlling Interest in Funeral and Cemetery Trusts

The Businesses consolidate in their balance sheet the merchandise and service trusts associated with their preneed funeral and cemetery activities as a result of the implementation of FIN 46R. Although FIN 46R requires the consolidation of the merchandise and service trusts, it does not change the legal relationships among the trusts, the Businesses or their customers. The customers are the legal beneficiaries of these merchandise and service trusts, and therefore, their interests in these trusts represent a non-controlling interest in subsidiaries.

Non-Controlling Interest in Perpetual Care Trusts

The Non-controlling interest in perpetual care trusts reflected in the combined balance sheet represents the cemetery perpetual care trusts, net of the accrued expenses and other long-term liabilities of the perpetual care trusts.

The components of Non-controlling interest in funeral and cemetery trusts and Non-controlling interest in perpetual care trusts in the combined balance sheet at December 31, 2006 and 2005 are detailed below.

	December 31, 2006			December 31, 2006
	Preneed Funeral	Preneed Cemetery	Total	Cemetery Perpetual Care
	(In thousands)
Trust investments, at market value	$14,481	$64,916	$79,397	$50,054
Less: Accrued trust operating payables, deferred taxes and other	(109)	(621)	(730)	(377)

Non-controlling interest	$14,372	$64,295	$78,667	$49,677

	December 31, 2005			December 31, 2005
	Preneed Funeral	Preneed Cemetery	Total	Cemetery Perpetual Care
	(In thousands)
Trust investments, at market value	$9,047	$32,894	$41,941	$26,189
Less: Accrued trust operating payables, deferred taxes and other	(43)	(297)	(340)	(216)

Non-controlling interest	$9,004	$32,597	$41,601	$25,973

7. Goodwill

The changes in the carrying amounts of goodwill for the Businesses are as follows (in thousands):

Balance as of December 31, 2004	$11,999

Balance as of December 31, 2005	11,999
Increase in goodwill related to acquisitions	4,549

Balance as of December 31, 2006	$16,548

The increase in goodwill related to acquisitions in 2006 is a result of the acquisition of Alderwoods on November 28, 2006 (Note 1). The preliminary allocation of the purchase price to specific assets and liabilities was based, in part, upon the consideration of an outside appraisal of the fair value of Alderwoods’ assets and from information obtained from the accounting systems of Alderwoods. The following table summarizes, based on the purchase price allocation applicable to the Businesses, the fair values of the assets acquired and liabilities assumed as of that date:

(In thousands)
Current assets	$628
Cemetery property	10,390
Property and equipment, net	19,488
Preneed funeral and cemetery receivables and trust investments	57,649
Intangible assets	2,783
Deferred charges and other assets	444
Goodwill	4,549

Total assets acquired	95,931
Current liabilities	908
Long-term debt	693
Deferred preneed funeral and cemetery revenues and non-controlling interest in trusts	67,549
Other liabilities	13,106

Total liabilities assumed	82,256

Net assets acquired	$13,675

Goodwill, land and certain identifiable intangible assets recorded in the acquisition are not subject to amortization; however, the goodwill and intangible assets will be tested periodically for impairment as required by SFAS 142. None of this goodwill is deductible for tax purposes. The $2.8 million in identified intangible assets consists of preneed backlog intangible assets with a useful life of 10-14 years.

8. Income Taxes

The provision or benefit for income taxes includes U.S. federal income taxes and state and local income taxes, determined on a hypothetical basis as if the Businesses constituted ‘stand-alone’ taxpayer. Certain amounts historically recorded at levels above the Businesses were allocated to properly reflect income taxes on a separate return basis.

Income tax provision (benefit) consisted of the following:

	Year ended December 31,
	2006	2005	2004
	(In thousands)
Current:
United States	$1,291	$2,397	$—
State and local	785	861	368

	2,076	3,258	368
Deferred:
United States	(1,204)	(1,506)	(47)
State and local	(60)	(291)	(157)

	(1,264)	(1,797)	(204)

	$812	$1,461	$164

The Businesses made income tax payments of approximately $3.2 million and $0.4 million for the years ended December 31, 2006 and 2005, respectively.

The differences between the U.S. federal statutory income tax rate and the Businesses’ effective tax rate were as follows:

	Year ended December 31,
	2006	2005	2004
	(In thousands)
Computed tax provision at the applicable federal statutory income tax rate	$341	$1,091	$27
State and local taxes, net of federal income tax benefits	471	370	137

Provision for income taxes	$812	$1,461	$164

Total effective tax rate	83.5%	46.9%	213.0%

Deferred taxes are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted marginal tax rates. The tax effects of temporary differences and carry-forwards that give rise to significant portions of deferred tax assets and liabilities as of December 31 consisted of the following:

	2006	2005
	(In thousands)
Inventories and cemetery property, principally due to purchase accounting adjustments	$4,453	$5,840
Property and equipment, principally due to differences in depreciation methods and purchase accounting adjustments	10,772	—
Receivables, principally due to sales of cemetery interment rights and related products	522	—
Other	169	165

Deferred tax liabilities	15,916	6,005

Deferred revenue on preneed funeral and cemetery contracts, principally due to earnings from trust funds	(405)	(632)
Accrued liabilities & prepaid assets	(2,399)	(1,335)
Property and equipment, principally due to differences in depreciation methods and purchase accounting adjustments	—	(1,169)
Intangibles, principally due to amortization methods	(1,131)	(1,775)
Receivables, principally due to sales of cemetery interment rights and related products	—	(66)
Loss and tax credit carry-forwards	(794)	(494)

Deferred tax assets	(4,729)	(5,471)

Valuation allowance	740	331

Net deferred income taxes	$11,927	$865

The valuation allowance increase in 2006 is attributable to uncertainty with respect to realization of the loss carry-forwards. It is possible that the estimated valuation allowance could change in the near term due to matters such as the timing and manner of reversals of deferred tax liabilities and future actual income or loss. If this occurs, any resulting increase or decrease in the valuation allowance would generally be treated as an additional income tax expense or benefit in the period in which it arises. As of December 31, 2006, the Businesses have stand-alone state loss carry-forwards of $15.3 million with expiration dates through 2026. Current taxes payable of $2.0 million and $3.1 million and short-term deferred tax liabilities of $1.2 million and $0.1 million are reflected as Income taxes in the combined balance sheet as of December 31, 2006 and 2005, respectively.

9. Commitments and Contingencies

Non-Competition Agreements

The Businesses have entered into non-competition agreements, generally for five to ten years, with certain officers and employees and former owners. At December 31, 2006, the maximum estimated future cash commitment under agreements with remaining commitment terms was as follows:

Non-Competition
(In thousands)
2007	$100
2008	4

Total	$104

Leases

As of December 31, 2006, leases consisted of capital leases related to funeral home property and transportation equipment and operating leases related to other equipment. Prior to January 1, 2006, the leases on certain transportation equipment were classified as operating leases. Rent expense on operating leases was $0.2 million, $0.4 million, and $0.4 million for the years ended December 31, 2006, 2005, and 2004, respectively. As of December 31, 2006, future minimum lease payments for non-cancelable operating and capital leases exceeding one year are as follows:

	Operating	Capital
	(In thousands)
2007	$282	$335
2008	285	302
2009	289	277
2010	293	234
2011	291	199
2012 and thereafter	970	508

Total	$2,410	1,855

Less: Interest on capital leases		(462)

Total principal payable on capital leases		$1,393

Litigation

The Businesses are parties to various litigation matters, investigations, and proceedings in the ordinary course of business. Management of the Businesses does not expect the outcome of any proceedings, individually or in the aggregate, to have a materially adverse effect on the Businesses’ financial position, results of operations, or liquidity.

10. Supplementary Information

The detail of certain balance sheet accounts is as follows:

	December 31,
	2006	2005
	(In thousands)
Cemetery property:
Undeveloped land	$29,289	$27,428
Developed land, lawn crypts, and mausoleums	17,087	8,914

	$46,376	$36,342

Property and equipment:
Land	$6,979	$790
Buildings and improvements	18,210	6,546
Operating equipment	6,058	2,610
Leasehold improvements	452	376

	31,699	10,322
Less: accumulated depreciation	(6,381)	(4,925)

	$25,318	$5,397

Deferred charges and other assets:
Preneed covenants-not-to-compete, net	$2,096	$1,999
Preneed backlog intangible assets	2,783	—
Other	1,105	698

	$5,984	$2,697

Accounts payable and accrued liabilities:
Accounts payable	$1,577	$862
Accrued compensation	328	179
Accrued interest	—	31
Self insurance	946	670
Accrued trust expenses	1,065	544
Other accrued liabilities	520	152

	$4,436	$2,438